SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

November 23, 2021

Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33228	20-0065053
(Commission File Number)	(IRS Employer Identification No.)

12655 North Central Expressway, Suite 1000, Dallas, TX 75243

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 214-221-4610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 8.01 Other Events.

Zion Oil and Gas, Inc., a Delaware corporation, which has an active petroleum exploration license onshore Israel on their 99,000-acre Megiddo-Jezreel license area announces that it has completed the drilling of their Megiddo-Jezreel #2 (MJ02) well to a total depth of 5,531 meters (18,141 feet) with a six-inch (6”) open hole at that depth. The primary zone of interest contains encouraging shows of hydrocarbons.

A full set of detailed and comprehensive tests including neutron-density, sonic, gamma, and resistivity logs, paired with well testing, will commence during the coming weeks. Based on these logs and analysis, additional zones of interest may be identified and tested. All testing equipment and personnel are in Israel, and Zion is assembling the required equipment at the well site for the comprehensive testing.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	–	Press release dated November 23, 2021
104		Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: November 23, 2021

Zion Oil and Gas, Inc.

By:	/s/ Robert Dunn
Robert Dunn
Chief Executive Officer

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